Consent of Independent Registered Public Accounting Firm

Crescent Financial Bancshares, Inc.

Raleigh, North Carolina

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Amendment No. 1 Form S-4 of our report dated April 18, 2011, relating to the financial statements of Community Bank of Rowan which is contained in the Joint Proxy Statement/Prospectus. We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan

December 21, 2012